Exhibit 99.1

Contact:

Darrell W. Crate

Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results

for First Quarter of 2005

Company Reports EPS of $0.61; Cash EPS of $1.12

Boston, MA, April 27, 2005 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2005.

Cash earnings per share (“Cash EPS”) for the first quarter of 2005 were $1.12, compared to $0.91 for the first quarter of 2004, while diluted earnings per share for the first quarter of 2005 were $0.61, compared to $0.47 for the same period of 2004.  Cash Net Income was $41.7 million for the first quarter of 2005, compared to $29.4 million for the first quarter of 2004.  Net Income for the first quarter of 2005 was $25.6 million, compared to $18.2 million for the first quarter of 2004.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the first quarter of 2005, revenue was $201.6 million, compared to $151.6 million for the first quarter of 2004.  EBITDA for the first quarter of 2005 was $58.6 million, compared to $43.8 million for the same period of 2004.

Net client cash flows from directly managed assets for the first quarter of 2005 were approximately $1.4 billion, while outflows of overlay assets were approximately $1.6 billion.  Net inflows in directly managed assets in the mutual fund and institutional channels were $1.2 billion and $2.1 billion, respectively, while outflows in the high net worth channel were $1.9 billion.  These aggregate net client cash flows for the quarter resulted in an increase of approximately $2.2 million to AMG’s annualized EBITDA.  Pro forma for its pending acquisition of First Asset Management Inc., the aggregate assets under management of AMG’s affiliated investment management firms at March 31, 2005 were approximately $155 billion.

“AMG had an excellent start to 2005, delivering year-over-year growth in Cash earnings per share of more than 23 percent,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “Our results reflect the continued excellent investment performance and positive net client cash flows of our largest Affiliates, including Tweedy, Browne, Friess Associates, Third Avenue and First Quadrant, as well as our expanded participation in high-growth, higher-margin areas such as international equities and alternative investments through outstanding firms such as Genesis and AQR.”

(more)

“Our results are especially impressive given the overall declines in the equity markets during the quarter,” stated William J. Nutt, Chairman of AMG.  “The quality and diversity of AMG’s broad product offerings continue to provide a source of growth and stability to our earnings.  We will further enhance our position with our recently-announced investment in six of Canada’s leading mid-sized investment management firms through the acquisition of First Asset Management.  With this investment, we will meaningfully enhance the diversity of our international product offerings.”

“We are also pleased with our prospects for future growth through the Managers Investment Group distribution platform,” said Mr. Healey.  “During the quarter, we completed the acquisition of the Fremont Funds, through which we added approximately $3 billion in assets under management to The Managers Funds family of sub-advised mutual funds, which are distributed by Managers Investment Group.  While we continue to develop the capabilities and infrastructure of the Managers platform, early signs are very promising in terms of market acceptance and the addition of products to significant platforms.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2004.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-257-2101 (domestic calls) or 1-303-262-2050 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11028408.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/04	3/31/05

Revenue	$151,634	$201,612

Net Income	$18,170	$25,553

Cash Net Income (A)	$29,379	$41,730

EBITDA (B)	$43,752	$58,553

Average shares outstanding - diluted (C)	39,974,682	44,075,669

Earnings per share - diluted (C)*	$0.47	$0.61

Average shares outstanding - adjusted diluted (D)	32,240,644	37,315,053

Cash earnings per share - diluted (D)	$0.91	$1.12

	December 31,	March 31,
	2004	2005

Cash and cash equivalents	$140,277	$122,653

Senior debt	$126,750	$126,750

Senior convertible debt	$423,958	$424,107

Mandatory convertible securities	$300,000	$300,000

Stockholders’ equity	$707,692	$736,591

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $607 and $1,294 for the three months ended March 31, 2004 and 2005, respectively.

Affiliated Managers Group, Inc. Reconciliations of Earnings Per Share Calculation (dollars in thousands, except per share data)
	Three Months	Three Months
	Ended	Ended
	3/31/04	3/31/05

Net Income	$18,170	$25,553
Contingent convertible securities interest expense, net	607	1,294
Net Income, as adjusted	$18,777	$26,847

Average shares outstanding - diluted (C)	39,974,682	44,075,669

Earnings per share - diluted (C)	$0.47	$0.61

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/04	3/31/05

Average shares outstanding - diluted (C)	39,974,682	44,075,669
Assumed issuance of COBRA shares	(5,675,095)	(5,944,283)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,130)
Dilutive impact of COBRA shares	196,363	1,127,305
Dilutive impact of LYONS shares	88,928	400,492
Average shares outstanding - adjusted diluted (D)	32,240,644	37,315,053

Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2004	$29,881	$79,430	$20,491	$129,802
Net client cash flows - directly managed assets	1,241	2,053	(1,942)	1,352
Net client cash flows - overlay assets	—	(1,568)	—	(1,568)
New investments (F)	2,825	72	88	2,985
Investment performance	335	(316)	(529)	(510)
Assets under management, March 31, 2005	$34,282	$79,671	$18,108	$132,061

Financial Results
(in thousands)

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	3/31/04	of Total	3/31/05	of Total
Revenue
Mutual Fund	$60,303	40%	$80,941	40%
Institutional	55,241	36%	88,048	44%
High Net Worth	36,090	24%	32,623	16%
	$151,634	100%	$201,612	100%

EBITDA (B)
Mutual Fund	$18,111	41%	$23,042	39%
Institutional	15,240	35%	27,220	47%
High Net Worth	10,401	24%	8,291	14%
	$43,752	100%	$58,553	100%

Affiliated Managers Group, Inc. Reconciliations of Performance and Liquidity Measures (in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/04	3/31/05

Net Income	$18,170	$25,553
Intangible amortization	4,101	5,736
Intangible amortization - equity method investment (G)	—	1,998
Intangible-related deferred taxes	6,083	7,430
Affiliate depreciation	1,025	1,013
Cash Net Income (A)	$29,379	$41,730

Cash flow from operations	$11,806	$(8,394)
Interest expense, net of non-cash items	6,257	6,851
Current tax provision	4,549	8,000
Income from equity method investment (G)	—	5,000
Changes in assets and liabilities and other adjustments	21,140	47,096
EBITDA (B)	$43,752	$58,553
Holding company expenses	6,891	9,768
EBITDA Contribution	$50,643	$68,321

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2004	2005

Revenue	$151,634	$201,612

Operating expenses:
Compensation and related expenses	57,291	81,212
Selling, general and administrative	23,321	33,799
Amortization of intangible assets	4,101	5,736
Depreciation and other amortization	1,539	1,534
Other operating expenses	3,722	4,839
	89,974	127,120
Operating income	61,660	74,492

Non-operating (income) and expenses:
Investment and other income	(1,884)	(4,178)
Interest expense	7,315	8,070
	5,431	3,892

Income before minority interest and taxes	56,229	70,600
Minority interest (E)	(25,432)	(29,385)

Income before income taxes	30,797	41,215

Income taxes - current	4,549	8,000
Income taxes - intangible-related deferred	6,083	7,430
Income taxes - other deferred	1,995	232
Net Income	$18,170	$25,553

Average shares outstanding - basic	30,310,432	33,311,259
Average shares outstanding - diluted (C)	39,974,682	44,075,669

Earnings per share - basic	$0.60	$0.77
Earnings per share - diluted (C)	$0.47	$0.61

Affiliated Managers Group, Inc. Consolidated Balance Sheets (in thousands)

	December 31,	March 31,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$140,277	$122,653
Short-term investments	21,173	—
Investment advisory fees receivable	91,487	109,542
Prepaid expenses and other current assets	24,795	28,554
Total current assets	277,732	260,749

Fixed assets, net	40,953	42,051
Equity investment in Affiliate	252,597	253,239
Acquired client relationships, net	440,409	445,441
Goodwill	888,567	887,328
Other assets	33,163	34,283
Total assets	$1,933,421	$1,923,091

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$114,350	$105,251
Payables to related party	17,728	8,080
Total current liabilities	132,078	113,331

Senior debt	126,750	126,750
Senior convertible debt	423,958	424,107
Mandatory convertible securities	300,000	300,000
Deferred income taxes	124,168	129,070
Other long-term liabilities	31,397	26,580
Total liabilities	1,138,351	1,119,838

Minority interest (E)	87,378	66,662

Stockholders’ equity:
Common stock	387	387
Additional paid-in capital	566,776	567,158
Accumulated other comprehensive income	1,537	2,754
Retained earnings	384,119	409,672
	952,819	979,971
Less treasury stock, at cost	(245,127)	(243,380)
Total stockholders’ equity	707,692	736,591
Total liabilities and stockholders’ equity	$1,933,421	$1,923,091

Affiliated Managers Group, Inc. Consolidated Statements of Cash Flow (in thousands)
	Three Months Ended March 31,
	2004	2005

Cash flow from (used in) operating activities:
Net Income	$18,170	$25,553
Adjustments to reconcile Net Income to net cash flow from (used in) operating activities:
Amortization of intangible assets	4,101	5,736
Amortization of debt issuance costs	904	745
Depreciation and amortization of fixed assets	1,539	1,534
Deferred income tax provision	8,078	7,662
Accretion of interest	154	474
Income from equity method investment, net	—	(3,002)
Tax benefit from exercise of stock options	5,509	395
Other investment income	—	(657)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(8,832)	(18,055)
Decrease in other current assets	1,549	857
Decrease in non-current other receivables	711	331
Decrease in accounts payable, accrued expenses and other liabilities	(20,084)	(10,480)
Increase (decrease) in minority interest	7	(19,487)
Cash flow from (used in) operating activities	11,806	(8,394)

Cash flow from (used in) investing activities:
Costs of investments in Affiliates, net of cash acquired	(4,114)	(15,498)
Purchase of fixed assets	(1,295)	(2,633)
Purchase of investment securities	(3,675)	(5,930)
Sale of investment securities	658	24,062
Distributions received from equity method investment	—	2,361
Increase in other assets	(106)	—
Cash flow from (used in) investing activities	(8,532)	2,362

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	5,000
Repayments of senior bank debt	—	(5,000)
Issuance of convertible securities	300,000	—
Issuance of common stock	11,414	1,741
Repurchase of common stock	(194,420)	—
Issuance costs	(9,715)	(243)
Repayments of notes and other liabilities	(4,584)	(12,805)
Cash flow from (used in) financing activities	102,695	(11,307)

Effect of foreign exchange rate changes on cash flow	—	(285)
Net increase (decrease) in cash and cash equivalents	105,969	(17,624)
Cash and cash equivalents at beginning of period	224,282	140,277

Cash and cash equivalents at end of period	$330,251	$122,653

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”), became effective in the fourth quarter of 2004. EITF 04-08 states that any shares of common stock that may be issued to settle contingently convertible securities (such as the shares that underlie the Company’s zero coupon senior convertible notes and floating rate senior convertible securities) must be considered issued in the calculation of diluted earnings per share, regardless of whether the market price trigger (or other contingent feature) in these securities has been met. This is commonly referred to as the “if-converted” method. Under this method, the Company has included the shares of common stock that may be issued to settle its contingently convertible securities in the calculation of its diluted earnings per share for the quarter ended March 31, 2005 and has retroactively adjusted earnings per share information for the quarter ended March 31, 2004. In this if-converted calculation, while the contingently convertible securities continue to be reflected as liabilities on the Company’s balance sheet, the associated interest expense (net of taxes) has been added back to Net Income (as further illustrated on page 4).

(D)

Cash earnings per share represents Cash Net Income divided by adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(E)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(F)	The Company completed its acquisition of the mutual fund business of Fremont Investment Advisors through Managers Investment Group LLC in the quarter ended March 31, 2005.

(G)

The Company is required to use the equity method of accounting for its investment in AQR Capital Management, LLC (“AQR”). Consistent with this method, the Company has not consolidated AQR’s operating results (including its revenue) in its income statement. The Company’s share of AQR’s profits, net of intangible amortization, is reported in “Investment and other income.” AQR’s assets under management are included in the Company’s reported assets under management.